UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): April 30, 2013

 TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”) held on April 30, 2013 (the “Annual Meeting”), the stockholders of the Company voted on the two proposals listed below.  The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities Exchange Commission on March 22, 2013.  The final results for the votes regarding each proposal are set forth below.

A total of 16,346,824 shares of the Company’s common stock were entitled to vote as of March 13, 2013, the record date for the Annual Meeting. The total shares included shares of Class A Common, Series 1 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of 4 shares of Class A Common for each share of Series 1 Preferred); Series 2 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of 4 shares of Class A Common for each share of Series 2 Preferred); Series 3 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of 6.67 shares of Class A Common for each share of Series 3 Preferred); and Series 4 Preferred (assuming full conversion thereof to shares of Class A Common, based on a conversion rate of 10 shares of Class A Common for each share of Series 4 Preferred).

1.  Elect the following five members of the Board of Directors to serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified or until his or her earlier resignation or removal:

	Votes	Withheld
Name	For	Authority
Timothy Duncanson	13,542,116	21,252
Judy Mencher	13,542,116	21,252
John Redmond	13,542,116	21,252
Michael Ribero	13,542,116	21,252
Alex Yemenidjian	13,542,116	21,252

These individuals were elected.

2.  Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on December 31, 2013.

Votes For	Votes Against	Abstentions
13,563,368	—	—

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: May 1, 2013	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary